UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01  Other Events

As previously disclosed in our filings with the Securities and Exchange Commission, on December 17, 2012, a class and collective action lawsuit, Gina McKeen-Chaplin, individually and on behalf of others similarly situated v. Provident Savings Bank, FSB (the "Bank") was filed in the United States District Court for the Eastern District of California (the "Court") against the Bank claiming damages, restitution and injunctive relief for alleged misclassification of certain employees as exempt rather than non-exempt, resulting in a failure to pay appropriate overtime compensation, to provide meal and rest periods, to pay waiting time penalties and to provide accurate wage statements. The plaintiffs seek unspecified monetary relief.

On August 12, 2015, the Court issued an order denying the plaintiffs' motion for summary judgment and granting the Bank's motion for summary judgment affirming that the plaintiffs were properly classified as exempt employees and denying the federal claims.  On August 18, 2015, the plaintiffs filed an appeal to the order.  On July 5, 2017, the United States Court of Appeals for the Ninth Circuit (the "Ninth Circuit") reversed the Court's ruling granting the Bank's motion for summary judgment, instead ruling the plaintiffs were improperly classified as exempt employees and were entitled to overtime compensation. The Ninth Circuit remanded the case back to the Court with instructions to enter summary judgement in favor of the plaintiffs.  The Bank is evaluating its legal options with respect to the Ninth Circuit's decision, including the possible filing of a petition for writ of certiorari to the United States Supreme Court. As a result of the Ninth Circuit's ruling, Provident Financial Holdings, Inc. (the "Corporation") expects to include an additional litigation reserve in the range of $750,000  to $1.5 million to be recorded in the Corporation's audited consolidated statements of income on Form 10-K for the year ended June 30, 2017. While the Corporation will continue to make appropriate disclosure regarding this lawsuit as required by applicable law, it does not intend to comment or respond to inquiries regarding the matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2017	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/Donavon P. Ternes
Donavon P. Ternes President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)